Exhibit 99.2

AT THE COMPANY	ON THE WEB
Robert O’Brien	www.forestcity.net
Executive Vice President – Chief Financial Officer
216-621-6060

Jeff Linton

Senior Vice President – Corporate Communication

216-621-6060

FOR IMMEDIATE RELEASE

Forest City announces governance actions

•	Reducing the size of the board from current 15 authorized seats to 13

•	Goal: majority independent director nominees at 2012 Annual Meeting

CLEVELAND, Ohio – February 2, 2012 – Forest City Enterprises, Inc., (NYSE: FCEA and FCEB) today announced that its board of directors has determined to reduce the size of the board from the current 15 authorized seats to 13, effective with the company’s annual meeting of shareholders in June 2012.

The board further determined that it expects seven of the 13 director nominees at the upcoming annual meeting to be independent, subject to identifying a suitable additional independent candidate for nomination to the board.

Two non-independent directors, James A. Ratner and Joan K. Shafran, will complete their service as directors at the annual meeting and will not be re-nominated. Ratner is an executive vice president of Forest City Enterprises and is chairman and CEO of the company’s Commercial Group, its largest business unit. He will continue to serve the company in those capacities.

Commenting on the planned change, Chairman Charles A. Ratner stated, “The board determined that reducing the overall size of the board and moving to a majority of independent directors are prudent steps in keeping with our continuing commitment to good corporate governance practices. The board thanks Jim and Joan for their diligent and faithful service as directors.”

“Forest City has a rich culture and a history of growth and adapting to change,” Ratner added. “The actions we are taking demonstrate our commitment to that legacy and to continuing to improve, evolve and grow.”

About Forest City

Forest City Enterprises, Inc. is an NYSE-listed national real estate company with $10.5 billion in total assets. The company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. For more information, visit http://www.forestcity.net .

Safe Harbor Language

Statements made in this news release that state the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The company’s actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of current lending and capital market conditions on its liquidity, ability to finance or refinance projects and repay its debt, the impact of the current economic environment on its ownership, development and management of its real estate portfolio, general real estate investment and development risks, vacancies in its properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, its substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by its credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, volatility in the market price of its publicly traded securities, inflation risks, litigation risks, as well as other risks listed from time to time in the company’s SEC filings, including but not limited to, the company’s annual and quarterly reports.